UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  Form 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) June 11, 2003


                      Commission File Number 000-13822
                                             ---------


                       RESCON TECHNOLOGY CORPORATION
                       ------------------------------
          (Exact Name of Registrant as Specified in its Charter)


     Nevada                                                 83-0210455
-------------------------------                      ----------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                      Identification Number)


         Vanderbilt Center, 300 Vanderbilt Motor Parkway, Suite 200
        -----------------------------------------------------------
                          Hauppage, New York 11788
                         --------------------------
                  (Address of principal executive offices)


                               (631) 630-2240
                              ----------------
              (Registrant's Executive Office Telephone Number)



ITEM 2.   ACQUISITION AND DISPOSITION OF ASSETS

     On February 27, 2003, the Company entered into an Agreement and Plan of Reorganization ("Agreement") with Campuslive Incorporated, a Delaware corporation, ("Campus"), subject to approval of the Campus shareholders, whereby the Company proposed to acquire a majority or all of the issued and outstanding common shares of Campus from the Campus shareholders. Pursuant to the terms of the Agreement, the Company was to acquire up to 2,680,000 shares of Campus in exchange for up to 2,680,000 restricted shares of Company common stock on a one share for one share basis.

     On June 11, 2003, the Company, Campus and the Campus shareholders closed the Agreement. In accordance with the terms of the Agreement, the Company acquired 2,668,000 shares of Campus in exchange for 2,668,000 shares of restricted Company common stock issued to the Campus shareholders in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the rules and regulations promulgated under the Securities Act of 1933 by the Securities and Exchange Commission. Mr. Chrisitan Nigohossian, the Company's president and director and the president, director and controlling shareholder of Campus, was issued 2,500,000 Company common shares in exchange for the 2,500,000 shares of Campus he owned. None of the other officers, directors or affiliates of the Campus are officers, directors or affiliates of the Company.

     Campus is a development stage company that has not yet generated revenues. Campus has created and continues to develop educational computer software systems. In 1998, Campus completed a study of the New Jersey Assessment tests and the New Jersey Core Curriculum Content Standards. Based on the findings of this study and extensive in-house testing in web-based technology, Campus has developed a software program it calls "Reading & Writing Plus." This program is dedicated to teaching students language arts, basic skills, reading and writing comprehension and computer skills. Campus believes that use of the Reading & Writing Plus system over a recommended time frame will result in increased scholastic performance as measured by standardized testing.

     Reading & Writing Plus teaches students through the use of web-based interactive multimedia presentations. Reading & Writing Plus is based on the premise that the student's level of concentration, intrigue, discipline to the project and learning are increased significantly by the interactivity of software's multimedia presentations and testing. Another advantage of the Campus system is that the student can access the system anywhere the student can access the internet. The student is not limited to access at only one location, such as a school computer or a home computer.

     At this time, the Company is finalizing development of the Reading & Writing Plus system and will seek to begin selling the system as quickly as possible. The Company hopes Campus can begin to generate revenue by the beginning of 2004.


ITEM 7.  FINANCIAL STATEMENTS , PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     (a)  Financial Statements.

          The Company will file the required financial statements by amendment to this filing within 75 days of closing of the Agreement.

     (b)  Pro Forma Information.

          The Company will file the required pro forma financial statements by amendment to this filing within 75 days of closing the Agreement.

     (c) Exhibits. The following exhibits are included as part of this report:

     Exhibit   SEC
     Number    Ref.      Title of Document        Location
     --------  ----      -----------------        ---------
     2         2.01      Agreement and Plan       Attached
                         of Reorganization



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              RESCON TECHNOLOGY CORPORATION



Date: June 13, 2003           By: /S/ Christian Nigohossian
                              ---------------------------------------
                                   Christian Nigohossian, President